Exhibit 23b
EVERSHEDS SUTHERLAND (US) LLP
THOMAS E. BISSET
DIRECT LINE: 202.383.0118
E-mail: ThomasBisset@eversheds-sutherland.com
April 13, 2023
VIA EDGAR
Board of Directors
Protective Life Insurance Company
2801 Highway 280 South
Birmingham, AL 35223

Re:	Protective Market Defender II Annuity
Post-Effective Amendment No. 6
Directors:
We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of Post-Effective Amendment No. 6 to the Form S-1 Registration Statement (File No. 333-235429) by Protective Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

By:	/s/ Thomas E. Bisset
Thomas E. Bisset